Tyler Technologies Announces $1 Billion Share Repurchase Plan
PLANO, Texas (February 4, 2026) – Tyler Technologies, Inc. (NYSE: TYL) announced today that its board of directors approved a share repurchase plan with authorization to purchase up to $1 billion of its Class A Common Stock, effective immediately (the “Repurchase Plan”). The Repurchase Plan underscores Tyler’s confidence in its business, strategic objectives, and long-term opportunities. It also reflects the view that Tyler shares are undervalued. Tyler’s consistently durable generation of free cash flow has allowed it to opportunistically return capital to shareholders, especially in periods of undervaluation, while also investing for sustained growth.
The Repurchase Plan replaces and supersedes any previous authorizations. Repurchases under the Repurchase Plan may be made in the open market or otherwise in such quantities, at such prices, in such manner, and on such terms and conditions as the management determines are in the best interests of the company. Tyler may also, from time to time, enter into Rule 10b5-1 plans to facilitate repurchases of its shares under this authorization.
The Repurchase Plan does not have a fixed expiration date, does not obligate Tyler to acquire any particular amount of Class A Common Stock, and may be modified, suspended, or terminated at any time. The Repurchase Plan shall be made in accordance with all applicable laws and regulations in effect from time to time.
About Tyler Technologies, Inc.
Tyler Technologies (NYSE: TYL) is a leading provider of integrated software and technology services for the public sector. Tyler’s end-to-end solutions empower local, state, and federal government entities to operate efficiently and transparently with residents and each other. By connecting data and processes across disparate systems, Tyler’s solutions transform how clients turn actionable insights into opportunities and solutions for their communities. Tyler has more than 45,000 successful installations across 15,000 locations, with clients in all 50 states, Canada, the Caribbean, Australia, and other international locations. Tyler has been recognized numerous times for growth and innovation, including on Government Technology’s GovTech 100 list. More information about Tyler Technologies, an S&P 500 company headquartered in Plano, Texas, can be found at tylertech.com.

Forward-looking Statements
This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical in nature and typically address future or anticipated events, trends, expectations or beliefs with respect to our financial condition, results of operations or business. Forward-looking statements often contain words such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates,” “plans,” “intends,” “continues,” “may,” “will,” “should,” “projects,” “might,” “could” or other similar words or phrases. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. We believe there is a reasonable basis for our forward-looking statements, but they are inherently subject to risks and uncertainties and actual results could differ materially from the expectations and beliefs reflected in the forward-looking statements. We presently consider the following to be among the important factors that could cause actual results to differ materially from our expectations and beliefs: (1) changes in the budgets or regulatory environments of our clients, including local, state and federal government agencies, that could negatively impact information technology spending; (2) disruption to our business and harm to our competitive position resulting from cyber-attacks, the use of artificial intelligence (“AI”) security vulnerabilities and software updates, or changes in our ability to access to third-party software and services; (3) our ability to protect client information from security breaches or misuse through AI, and to provide uninterrupted operations of data centers; (4) our ability to achieve growth or operational synergies through the integration of acquired businesses, while avoiding unanticipated costs and disruptions to existing operations; (5) material portions of our business require the Internet infrastructure to be adequately maintained; (6) our ability to actively monitor developments in AI regulation and ethical standards as we expect that future changes in the regulatory landscape may affect our product development timelines, compliance costs, and market opportunities related to AI; (7) our ability to achieve our financial forecasts due to various factors, including project delays by our clients, reductions in transaction size, fewer transactions, delays in delivery of new products or releases or a decline in our renewal rates for service agreements; (8) general economic, political and market conditions, including inflation and changes in interest rates; (9) technological and market risks associated with the development of new technologies, products or services or of new versions of existing or acquired products or services; (10) competition in the industry in which we conduct business and the impact of competition on pricing, client retention and pressure for new products or services; (11) the ability to attract and retain qualified personnel and dealing with rising labor costs, the loss or retirement of key members of management or other key personnel; and (12) costs of compliance and any failure to comply with government and stock exchange regulations. These factors and other risks that affect our business are described in our filings with the Securities and Exchange Commission, including the detailed “Risk Factors” contained in our most recent annual report on Form 10-K and quarterly report on Form 10-Q. We expressly disclaim any obligation to publicly update or revise our forward-looking statements.
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Contact: Jennifer Kepler
Tyler Technologies
972.713.3770
Media.team@tylertech.com

Source: Tyler Technologies
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